Exhibit 99.2

CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated April 27, 2021, with respect to the financial statements of ETF Managers Capital, LLC (a Delaware limited liability company) included in the Current Report of ETF Managers Group Commodity Trust I on Form 8-K filed with the U.S. Securities and Exchange Commission on April 30, 2021. We consent to the incorporation by reference in the Registration Statement on Form S-1 of Breakwave Dry Bulk Shipping ETF (a series of ETF Managers Group Commodity Trust I) of the aforementioned report, and to the use of our name as it appears under the caption “Experts”.

/s/ Connolly & Company, P.C.__

Connolly & Company, P.C.

Warren, New Jersey

April 30, 2021